Exhibit 23.1
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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We have issued our reports dated January 14, 2009, with respect to the consolidated financial statements, schedule and internal control over financial reporting included in the Annual Report of CopyTele, Inc. and Subsidiaries on Form 10-K for the year ended October 31, 2008. We hereby consent to the incorporation by reference of said reports in the Registration Statements of CopyTele, Inc. on Forms S-8 (Registration No. 33-72716, effective December 9, 1993, Registration No. 33-62381, effective September 6, 1995, Registration No. 333-16933, effective November 27, 1996, Registration No. 333-53416, effective January 9, 2001, Registration No. 333-69650, effective September 19, 2001, Registration No. 333-99717, effective September 18, 2002, Registration No. 333-105012, effective May 5, 2003, Registration No. 333-120333, effective November 9, 2004, Registration No. 333-132544, effective March 17, 2006, and Registration No. 333-146261, effective September 21, 2007).



GRANT THORNTON LLP

Melville, New York
January 14, 2009